SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

[GRAPHIC-LOGO]
            [ADIRONDACK FINANCIAL SERVICES BANCORP, INC. LETTERHEAD]






                                                               February 12, 1999


Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Adirondack Financial Services Bancorp, Inc. (the "Company"), we cordially invite you to attend the Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held at 4:00 p.m., New York time, on March 4, 1999, at the office of the Company located at 52 North Main Street, Gloversville, New York 12078.

         At the Meeting, stockholders are being asked to elect two directors and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1999. Stockholders are also being asked to vote on a stockholder proposal to amend the by-laws of the Company, as described herein.

         The price of Company shares increased over 96% from April 7, 1998, at the date of issuance, to January 29, 1999. Over the same period, the SNL Securities Thrift Index, a well known index of thrift stock values, decreased by over 16%. The Board of Directors believes that this outstanding stock price performance represents a vote of confidence among investors in the Board's efforts to enhance stockholder value. The Board asks you to give it the same vote of confidence by voting your shares as recommended below.

         Your Board of Directors unanimously recommends that you vote FOR the election of the Board's nominees for director and FOR the ratification of the appointment of independent auditors. Your Board of Directors also unanimously recommends that you vote AGAINST the stockholder proposal.

         We encourage you to attend the Meeting in person. Whether or not you plan to attend, however, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

         Thank you for your attention to this important matter.

                                           Very truly yours,



                                           /s/Lewis E. Kolar
                                           -----------------
                                           Lewis E. Kolar
                                           President and Chief Executive Officer

                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
                              52 North Main Street
                          Gloversville, New York 12078
                                 (518) 725-6331

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on March 4, 1999


      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Adirondack Financial Services Bancorp, Inc. (the "Company") will be held at the office of the Company located at 52 North Main Street, Gloversville, New York, at 4:00 p.m., New York time, on March 4, 1999.

      A proxy card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

      1.   the election of two directors of the Company;

      2. the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending September 30, 1999;

      3. a stockholder proposal that the Company's by-laws be amended to provide that the Company's Board of Directors shall contain at least one member who was not a director prior to April 6, 1998;

and such other matters as may properly come before the meeting, or any adjournments or postponements thereof. Our Board of Directors is not aware of any other business to come before the meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record as of the close of business on January 21, 1999 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the office of the Company during the ten days prior to the Meeting as well as at the Meeting.

      You are requested to complete and sign the enclosed proxy card, which is solicited on behalf of our Board of Directors, and to mail it promptly in the enclosed envelope. The proxy card will not be used if you attend and vote at the Meeting in person.

                                              By Order of the Board of Directors

                                              /s/Richard D. Ruby
                                              ------------------
                                              Richard D. Ruby
                                              Chairman of the Board


Gloversville, New York
February 12, 1999

    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
       OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
           A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.
                              52 North Main Street
                          Gloversville, New York 12078
                                 (518) 725-6331

                         ANNUAL MEETING OF STOCKHOLDERS
                                  March 4, 1999


      This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Adirondack Financial Services Bancorp, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the office of the Company, located at 52 North Main Street, Gloversville, New York, on March 4, 1999, at 4:00 p.m., New York time, and all adjournments or postponements of the Meeting. The accompanying Notice of the Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about February 12, 1999. Certain of the information provided herein relates to Gloversville Federal Savings and Loan Association (the "Association"), a wholly owned subsidiary of the Company.

      At the Meeting, stockholders of the Company are being asked to consider and vote upon (i) the election of two directors of the Company, (ii) the ratification of the appointment of KPMG Peat Marwick, LLP as the Company's independent auditors for the fiscal year ending September 30, 1999, and (iii) a stockholder proposal that the Company's by-laws be amended to provide that the Company's Board of Directors shall contain at least one member who was not a director prior to April 6, 1998 (the "Stockholder Proposal").

Vote Required and Proxy Information

      All shares of common stock of the Company, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth herein and the ratification of the appointment of the independent auditors and against the adoption of the Stockholder Proposal set forth in this Proxy Statement. The
Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting pursuant thereto will have the discretion to vote on such matters in accordance with their best judgment.

      Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and voted on the election of directors. Votes withheld and broker non-votes will have no effect on the election of directors. Approval of the ratification of the appointment of the Company's independent auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on that matter. Proxies marked to abstain will have the same effect as votes against the auditors proposal. Broker non-votes will have no effect on the proposal. The Stockholder Proposal to amend the by-laws requires the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote.

Proxies marked to abstain and broker non-votes will have the same effect as votes against the proposal. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Priscilla J. Bell, Secretary, Adirondack Financial Services Bancorp, Inc., 52 North Main Street, Gloversville, New York 12078.

Voting Securities and Principal Holders Thereof

      Stockholders of record as of the close of business on January 21, 1999 will be entitled to one vote for each share then held. As of that date, the Company had 689,055 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock and (ii) all directors and executive officers of the Company and the Association as a group.

                                                                      Shares Beneficially Owned       Percent
                 Beneficial Owner                                        at January 21, 1999         of Class
----------------------------------------------------------------------------------------------------------------
Gloversville Federal Savings and Loan Association Employee Stock                52,900(1)              7.68%
Ownership Plan.
52 North Main Street
Gloversville, NY 12078

Colvin G. Ryan(2)                                                               63,780                 9.26
724 Fleming Farm Road
The Plaines, VA 22171

Morris Massry(3)                                                                53,000                 7.69
2 Cobblehill Road
Loudonville, NY 12211

SG Cowen Securities Corporation(4)                                              35,510                 5.15
1221 Avenue of the Americas
New York, NY 10278

All Directors and Executive Officers of the Company and the                     54,252                 7.87
Association as a Group (8 persons)(5)(6)

-----------------------

(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 5,290 of which have been allocated to accounts of participants. Community Bank N.A. of Utica, New York, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the manner directed by the majority of the participants who directed the trustee as to the manner of voting their shares in the ESOP with respect to such issue. Shares for which no voting instructions are received are voted by the trustee in the trustee's discretion.

(2) Based on information included in a Schedule 13D/A filed by Colvin G. Ryan with the Securities and Exchange Commission on October 13, 1998. Mr. Ryan's principal occupation is believed to be President of Lee and Mason Financial, Inc., an insurance agency. Mr. Ryan claimed sole voting power and sole dispositive power with respect to all of the shares of Common Stock reported in the Schedule 13D/A.

(3) Based on information included in a Schedule 13D filed by Morris Massry with the Securities and Exchange Commission on October 16, 1998. Mr. Massry's principal occupation is believed to be real estate investment. Mr. Massry claimed sole voting power and sole dispositive power with respect to all of the shares of Common Stock reported in the Schedule 13D.

(4) Based on information included in a Schedule 13G filed by SG Cowen Securities Corporation ("SG") with the Securities and Exchange Commission on February 8, 1999. SG is a broker/dealer and investment advisor which claimed voting power over none of the shares of Common Stock reported and shared dispositive power with respect to all of the shares of Common Stock reported.

(5) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and/or investment power. This amount also includes an aggregate of 1,912 shares allocated to the accounts of participants under the ESOP. Does not include any awards made under the Company's 1998 Stock Option and Incentive Plan or the 1998 Recognition and Retention Plan as no such awards are yet vested.

(6) Includes Menzo D. Case, formerly Executive Vice President, Chief Financial Officer and Secretary of the Company, who resigned effective January 31, 1999.

                            I. ELECTION OF DIRECTORS

General

      The Company's Board of Directors currently consists of six members. Each of the current directors of the Company has served in such capacity since its incorporation in 1998. The Board is divided into three classes, each of which contains one-third of the Board. One-third of the Board is elected annually. Directors of the Company are elected to serve for a three-year period or until their respective successors are elected and qualified.

      The following table sets forth certain information, as of January 21, 1999, regarding the composition of the Company's Board of Directors, including each director's term of office. The Nominating Committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

                                                                                                Shares of
                                                                                                 Common
                                                                                                  Stock
                                                                                    Term       Beneficially         Percent
                                                                          Director   to          Owned at             of
          Name              Age(1)    Position(s) Held in the Company      Since(2) Expire  January  21, 1999(3)     Class
          ----              ------    -------------------------------      ---------------  --------------------     -----
                                                      NOMINEES
Priscilla J. Bell             49     Director & Secretary                    1996    2002           5,250              (4)
Robert J. Sofarelli           54     Director                                1993    2002           1,420              (4)

                                           DIRECTORS CONTINUING IN OFFICE

Timothy E. Delaney            36     Director                                1993    2001          15,000            2.18%
Lewis E. Kolar                60     Director, President & Chief Executive
                                     Officer                                 1995    2001           9,242            1.33

Donald I. Lee                 72     Director and Recording Secretary        1971    2000            500               (4)
Richard D. Ruby               50     Chairman of the Board                   1975    2000          16,000            2.32

------------

(1)  As of January 21, 1999.

(2)  Includes service as a director of the Association.

(3) Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity or by certain family members, with respect to which shares the listed individuals or group members may be deemed to have sole or shared voting and/or investment power. This amount also includes an aggregate of 735 shares allocated to the accounts of participants under the ESOP. Does not include any awards made under the Company's 1998 Stock Option and Incentive Plan or the 1998 Recognition and Retention Plan as no such awards are yet vested.

(4)  Less than 1% of the outstanding shares as of January 21, 1999.

    The business experience of each director of the Company and of the Association for at least the past five years is set forth below.

    Dr. Priscilla J. Bell. Dr. Bell has served as the President of Fulton Montgomery Community College since 1995. From 1978 to 1995, Dr. Bell worked at the Tacoma Community College, Tacoma, Washington, where she was Dean of Student Services.

    Dr. Robert J. Sofarelli. Dr. Sofarelli has been a veterinarian since 1971, and is the owner of Saratoga Veterinary Hospital, Planned Pets, a Saratoga veterinary hospital and Paws & Claws, a distributor of pet foods located in Wilton, New York.

    Timothy E. Delaney. Mr. Delaney is the President and Chief Financial Officer of Delaney Construction Corporation, a company specializing in heavy highway construction, which he founded in 1982.

    Lewis E. Kolar. Mr. Kolar is the President and Chief Executive Officer of the Association, a position he has held since October 1994. Mr. Kolar has more than 20 years of commercial banking experience including service as a Senior Vice-President and Regional Executive Officer at the National Bank & Trust Company, Norwich, New York, from 1989 to 1994.

    Donald I. Lee. Mr. Lee is the President of Lee & Lee Associates, Saratoga Springs, New York, and a partner in Lee's Deer Run Bed & Breakfast, Stillwater, New York.

    Richard D. Ruby. Mr. Ruby has been the owner and President of Ruby & Quiri, Inc., a home furnishings center, located in Gloversville, New York, since 1969.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Company's Board of Directors. The Company has standing executive, audit, stock plan and nominating committees. The Company's Board of Directors meets on a monthly basis. The Board of Directors met eight times during the year ended September 30, 1998. During fiscal 1998, no director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of directors on which he or she served.

         The Executive Committee generally acts in lieu of the full Board of Directors between Board meetings. The Executive Committee is comprised of all non-employee directors. The committee met nine times during fiscal 1998.

         The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also acts as a liaison between the Company's internal and external auditors and the Board. Directors Richard D. Ruby, Donald I. Lee, Priscilla J. Bell, and Timothy Delaney currently comprise this committee. The committee met three times during fiscal 1998.

         The Stock Plan Committee is responsible for administrating the Company's Stock Option and Incentive Plan and the Recognition and Retention Plan. The members of the committee are Richard D. Ruby, Priscilla J. Bell, and Timothy E. Delaney. This committee met once during fiscal 1998.

         The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of Richard
D. Ruby and Donald I. Lee. The committee did not meet during fiscal 1998.

         While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's by-laws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 70 days prior to the meeting date provided, however, that in the event that less than 80 days' notice of the date of the meeting is given or made to stockholders, notice to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public announcement of the date of the meeting is made, and such written nomination must contain certain information specified in the Company's by-laws.

         Meetings and Committees of the Association's Board of Directors. The Association has standing Executive, Audit, Asset/Liability, Loan, Investment, Strategic Planning, Nominating and Community Reinvestment Committees.

         The Executive Committee provides oversight of Board-related matters in-between regularly scheduled Board Meetings, provides informal counsel to the President and is available to handle emergency or time critical situations. The Executive Committee is comprised of all non-employee directors. This committee met approximately twelve times during fiscal year 1998.

         The Audit committee is comprised of four outside directors: Richard D. Ruby, Donald I. Lee, Priscilla J. Bell and Timothy Delaney. This committee oversees and reviews the Association's financial and internal control matters. The Audit Committee also reviews the Audited Financial Report with the Association's independent auditors and the

Report of the Examination with the OTS examiners, either separately or with the full Board. This committee met four times in fiscal 1998.

         The Asset/Liability committee is composed of all non-employee directors. This committee meets quarterly to oversee the investments for the Association and the implementation of the strategic and business plans as they relate to interest rate risk and reinvestment options. This committee also reviewed liquidity, interest rate risk exposure and product pricing. This committee met four times in fiscal 1998.

         The Loan Committee reviews and approves loans which require the committee's approval. This committee is composed of any two directors, and met fifteen times in fiscal 1998.

         The Investment  Committee consists of Directors Richard D. Ruby, Donald
I. Lee and Robert J. Sofarelli. This committee reviews investments and assesses the current investment portfolio. This committee met four times in fiscal 1998.

         The Nominating Committee, composed of Directors Richard D. Ruby and Donald I. Lee, met once to select the nominees for the Board of Directors and Board Committees.

         The Community Reinvestment Committee consists of the entire Board and reviews the Association's compliance with the Community Reinvestment Act. This committee met four times during fiscal 1998.

Director Compensation

         The Company does not compensate the directors for serving on the Board of the Company. Directors of the Association are paid a fee of $950 per meeting for serving on the Board of Directors, and the Chairman of the Board is paid a fee of $1,050 per meeting. These fees are paid only to Board members who are not employees.

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted to the Chief Executive Officer in fiscal 1998. No other executive officer had compensation (salary and bonus) in excess of $100,000 in fiscal 1998.

                                                   SUMMARY COMPENSATION TABLE
                                                                                                  Long-Term Compensation
                                                       Annual Compensation(1)                            Awards
                                                  --------------------------------    ----------------------------------------
                                                                                        Restricted
                                                                      Other Annual    Stock Options/                All Other
     Name and Principal Position        Year      Salary     Bonus    Compensation       Award(s)       SARs      Compensation
                                                   ($)        ($)          ($)            ($)(2)       (#)(2)        ($)(3)
-------------------------------         ----     -------    ------    ------------          ---          ---         ------
Lewis E. Kolar, Chief Executive
Officer                                 1998     $84,000      ---          ---              ---          ---          11,222

                                        1997      83,077    $8,400         ---              N/A          N/A          11,731

------------------

(1) In accordance with the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission ("SEC"), Summary Compensation information is excluded for the fiscal years ended December 31, 1996.

(2) No awards were made under the Company's 1998 Stock Option and Incentive Plan and the 1998 Recognition and Retention Plan until October 1998.

(3) Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.

Change in Control Severance Agreement

      The Association has entered into a change in control severance agreement with Mr. Kolar. The agreement provides for an initial term of 24 months. The agreement provides for extensions of one year, on each anniversary of the effective date of the agreement, subject to a formal performance evaluation performed by disinterested members of the Board of Directors of the Association. The agreement provides for termination for cause or in certain events specified by OTS regulations.

      The agreement provides for a lump sum payment to Mr. Kolar of 200% his annual base compensation and continued health insurance benefits for the remaining term of the contract in the event there is a "change in control" (as defined) of the Company or the Association and Mr. Kolar is subject to "involuntary termination" (as defined) following or in connection with such change in control. The termination benefits are subject to reduction to the extent non-deductible by the Company or the Association for federal income tax purposes. Based upon Mr. Kolar's salary at September 30, 1998, if a change of control occurs with the result that he is deemed to be terminated, he would be entitled to receive a lump sum cash payment of approximately $168,000.

Board of Director's Report on Executive Compensation

      The Board of Directors has furnished the following report on executive compensation. President Kolar did not participate in the deliberations with respect to his own compensation.

      The Board of Directors has responsibility for reviewing the compensation policies and plans for the Company and its affiliates. The policies and plans established are designed to enhance both short-term and long-term operational performance of the Company and to build stockholder value through appreciation in the Company's Common Stock price.

      One of the Board's primary objectives in the compensation area is to develop and maintain compensation plans which provide the Company with the means of attracting and retaining quality executives at competitive compensation levels and to implement compensation plans which seek to motivate executives to perform to the full extent of their abilities and which seek to enhance stockholder value by aligning closely the financial interests of the Company's executives with those of its stockholders. In determining compensation levels, plans and adjustments, the Board takes into account, among other things, compensation reviews made by third parties each year. These studies are used to compare the compensation levels of Company's personnel to those of personnel at other local financial institutions.

      With respect to Mr. Kolar's base salary in the fiscal year ended September 30, 1998, the Board took into account a comparison of salaries of chief executive officers of local financial institutions. Likewise, each executive officer's base salary was determined utilizing financial institution compensation surveys. Mr. Kolar's base salary for fiscal year 1998 remained at the same level set for fiscal year 1997 because it was the judgment of the Board that the competitive salary data indicated that Mr. Kolar's base salary was comparable with his peers.

      In connection with the mutual to stock conversion, the Company has an Employee Stock Ownership Plan; additionally, the Company has a stock option and incentive plan and a recognition and retention plan. Equity-based compensation provides a long-term alignment of interests and results achieved for stockholders with the compensation rewards provided to executive officers by providing those executives and others on whom the continued success of the Company most depends with a proprietary interest in the Company.

      Through the compensation programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Board will continue to review all elements of compensation to assure that the compensation objectives and plans meet the Company's business objectives and philosophy of linking executive compensation to stockholder interests of corporate performance as discussed above.

      In 1993, Congress amended the Internal Revenue Code to add Section 162(m) to limit the corporate deduction for compensation paid to a corporation's five most highly compensated officers to $1.0 million per executive per year, with certain exemptions. The Board carefully reviewed the impact of this legislation on the cost of the Association's current executive compensation plans. Under the legislation and regulations adopted thereunder, it is not expected that any portion of the Company's (or Association's) deduction for employee remuneration will be non-deductible in fiscal 1998 or in future years by reason of compensation awards granted. The Board intends to review the Company's (and Association's) executive compensation policies on an ongoing basis, and propose appropriate modifications, if the Board deems them necessary, with a view toward avoiding or minimizing any disallowance of tax deductions under Section 162(m).

      The foregoing report is furnished by the Board of Directors:


Dr. Priscilla J. Bell       Timothy E. Delaney        Lewis E. Kolar
Donald I. Lee               Richard D. Ruby           Dr. Robert J. Sofarelli

Stock Performance Presentation

      The line graph below compares the cumulative total stockholder return on the Company's Common Stock (based on an assumed $100 investment) to the cumulative total return of the Nasdaq Market Index and the SNL Securities Thrift Index for the period April 7, 1998 through January 31, 1999. The Company completed its initial public offering of the Common Stock, and trading in the Common stock commenced, on April 7, 1998.



[GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]





                                             4/07/1998         6/30/1998        9/30/1998      12/31/1998      1/29/1999
                                             ---------         ---------        ---------      ----------      ---------
Adirondack Financial Services                 100.00            136.25           125.00          140.00         196.25
SNL Securities Thrift Index                   100.00             96.23            75.40           82.43          83.52
NASDAQ Market Index                           100.00            102.58            92.46          120.19         137.38


Benefit Plans

      General. The Association currently provides insurance benefits to its employees, including health and life insurance, subject to certain deductibles and copayments.

      Employee Severance Compensation Plan. In connection with the Association's mutual to stock conversion, the Board of Directors established the Gloversville Federal Employee Severance Compensation Plan ("Severance Compensation Plan"), which will provide certain employees with severance pay benefits in the event of a "change in control" (as defined) of the Association or the Company. Management personnel with change in control severance agreements are not eligible to participate in the Severance Compensation Plan. The purpose of the Severance Compensation Plan is to recognize the valuable services and contributions of the Association's employees and the uncertainties relating to continuing employment, reduced employee benefits, management changes and relocations in the event of a change in control. The Association believes that the Severance Compensation Plan has assisted it in attracting and retaining highly qualified individuals and reducing the distractions and other adverse effects on the employees' performance in the event of a change in control. The Severance Compensation Plan vests in each participant a contractual right to the benefits such participant is entitled to thereunder. Under the Severance Compensation Plan, in the event of a change in control, eligible employees who are terminated or who voluntarily terminate employment (for reasons specified under the Severance Compensation Plan), within one year of a change in control will be entitled to receive a severance payment. Payments pursuant to the Severance Compensation Plan are equal to the product of two weeks Annual Compensation (as defined) times the number of years of service up to a maximum of twelve years in the case of officers or seven years in the case of other employees. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Association in the event of a takeover.

      Employee Stock Ownership Plan. The Company has adopted an ESOP for the benefit of employees of the Association. The ESOP was funded with a loan from the Company in the original amount of $529,000. The ESOP is also designed to meet the requirements of an employee stock ownership plan as described at
Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      All employees of the Association are eligible to participate in the ESOP after they attain age 21 and complete one year of service. The Association's contribution to the ESOP is allocated among participants on the basis of their relative compensation. Each participant's account is credited with cash and shares of Company Common Stock based upon compensation earned during the year with respect to which the contribution is made. Contributions credited to a participant's account become fully vested upon such participant's completing five years of service. Credit is given for prior years of service for vesting purposes. ESOP participants are entitled to receive distributions from their ESOP accounts only upon termination of service. Distributions are made in cash and in whole shares of the Company's Common Stock. Fractional shares will be paid in cash. Participants do not incur a tax liability until a distribution is made.

      Each participating employee is entitled to instruct the trustee of the ESOP as to how to vote the shares allocated to his or her account. The trustee is not affiliated with the Company or the Association.

      The ESOP may be amended by the Board of Directors, except that no amendment may be made which would reduce the interest of any participant in the ESOP trust fund or divert any of the assets of the ESOP trust fund for purposes other than the benefit of participants or their beneficiaries.

      401(k) Savings Plan. The Association has a qualified, tax-exempt savings plan with a cash or deferred feature qualifying under Section 401(k) (the "401(k) Plan") of the Internal Revenue Code of 1986, as amended (the "Code"). All employees who have completed the service requirement, during which they worked at least 1,000 hours, are eligible to participate. The 401(k) Plan has been amended to permit self-directed investments by participants into Company Common Stock.

Certain Transactions

      The Association follows a policy of granting loans to the Association's directors, officers and employees. The loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions of those of comparable transactions prevailing at the time, in accordance with the Association's underwriting guidelines and do not involve more than the normal risk of non-collectibility or present other unfavorable features; provided however, that under the Association's current policy, employees are eligible for a 50 basis point reduction on interest rates on residential mortgage loans. Loans to all directors and executive officers and their associates, including outstanding balances and commitments totaled $394,168 at September 30, 1998, which was 11.2% of retained earnings and 4.3% of stockholders' equity as of that date.

           II. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors has renewed the Company's arrangement for KPMG Peat Marwick, LLP to be its independent auditors for the 1999 fiscal year, subject to the ratification of the appointment by the Company's stockholders. A representative of KPMG Peat Marwick, LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

                            III. STOCKHOLDER PROPOSAL

      Leslie M. Apple, who is currently believed to reside at 6 Greyledge Drive, Loundonville, New York, has submitted the following proposal and supporting statement for consideration by the shareholders at the Meeting:

Proposed Amendment

      "WHEREAS, since the date the Corporation became a '34 Act reporting company in conjunction with its stock offering and the contemporaneous NASDAQ listing of the Corporation's common stock in April 1998 (the "Public Offering"), individuals other than the officers and Directors of the Corporation and its wholly-owned subsidiary Gloversville Federal Savings and Loan Association (the "Bank") have become owners of a substantial percentage of the Corporation's shares; and

      WHEREAS, all current members of the Corporation's Board of Directors have been Directors for a number of years preceding the Public Offering; and

      WHEREAS, Leslie M. Apple ("Mr. Apple") is currently the beneficial owner of approximately 2.7% of the Corporation's shares and believes it is in the Corporation's best interests to have outside shareholders specifically represented on the Board.

      NOW, THEREFORE, it is

      RESOLVED, that the Corporation's by-laws be amended to provide that the Corporation's Board of Directors shall at all times contain at least one member who was not a Director prior to April 6, 1998, the date of the completion of the Public Offering."

Proponent Statement

      In support of the proposal Mr. Apple submitted the following statement:

      "Although more than ninety percent (90%) of the Corporation's shares are owned by persons who are not officers and directors of the Corporation, there is no member of the Board of Directors who has been nominated specifically to represent the interests of these shareholders. All current members of the Bank's Board of Directors (who are now also the Corporation's Directors) pre-date the Public Offering by a minimum of two (2) years and a maximum of twenty-seven (27) years.

      By proxy statement dated September 4, 1998, the Board of Directors notified the Corporation's shareholders of a meeting the Board has scheduled for October 7, 1998, the sole purpose of which is to approve the Board's award to itself and the Corporation's officers substantial stock options, stock rights and shares of stock totaling 87,493 shares having a current market value of approximately $1.1 million. The proxy statement does not describe the adverse affect this action can have on the Corporation's earnings, at a time when the Corporation is just beginning to emerge from a period of substantial losses.

      It is clear that the shareholders merit representation on the Board of Directors to insure objectivity in the management of the Corporation. Simply stated, a watchdog is necessary. Accordingly, it is appropriate for the Board to have as a member at least one person who was not part of the Bank's management team which pre-dates the Corporation's Public Offering."

      THE BOARD OF DIRECTORS IS NOT IN FAVOR OF THE STOCKHOLDER PROPOSAL AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

                              STOCKHOLDER PROPOSALS

      In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 52 North Main Street, Gloversville, New York 12078-3084 no later than October 14, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. Otherwise, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 52 North Main Street, Gloversville, New York 12078-3084 by January 3, 2000; provided, however, that in the event that the date of the annual meeting is held before February 14, 2000 or after May 3, 2000, the stockholder proposal must be received not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting was first made. All stockholder proposals must also comply with the Company's by-laws and Delaware law.


                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. If any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

      The cost of  solicitation  of proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. The Company has retained Regan & Associates, Inc. to assist in the solicitations of proxies, for a fee estimated to be approximately $6,000 plus reasonable out-of-pocket expenses. Approximately 15 persons will be utilized by Regan & Associates, Inc. in such solicitation. In addition to solicitation by mail, up to 12 directors, officers and regular employees of the Company and/or the Association may solicit proxies personally or by telegraph or telephone without additional compensation.

                                    APPENDIX

         The following table sets forth the names, principal occupations, business addresses and amounts of beneficial ownership and record ownership as of January 21, 1999 of the directors of Adirondack Financial Services Bancorp, Inc. (the "Company") and Gloversville Federal Savings and Loan Association (the "Association") and such other officers, employees and their associates (together the "Participants"), who may be deemed participants in the proxy solicitation under the federal securities laws.

                                                                Shares                        Unvested          Unvested
                                                             Beneficially         Record        Stock          Restricted
          Directors, Officers and Employees                      Owned          Ownership     Options(1)         Stock(2)
          ---------------------------------                  ------------       ---------     ----------         --------
Richard D. Ruby                                                  16,000          13,086         3,306              1,322
President
Ruby & Quiri, Inc.
50 Elmwood Avenue
Gloversville, New York 12078

Lewis E. Kolar                                                    9,242             800        13,225              6,613
President and Chief Executive Officer
Adirondack Financial Services Bancorp, Inc.
52 North Main Street
Gloversville, New York 12078

Dr. Priscilla J. Bell                                             5,250               0         3,306              1,322
President
Fulton Montgomery Community College
2085 State Highway 67
Johnstown, New York 12095

Timothy E. Delaney                                               15,000          15,000         3,306              1,322
President and Chief Financial Officer
Delaney Construction Company
28 North School Street
Mayfield, New York 12117

Donald I. Lee                                                       500             500         3,306              1,322
President
Lee & Lee Associates
411 County Road, #71
Stillwater, New York 12170

Dr. Robert J. Sofarelli                                           1,420           1,420         3,306              1,322
Owner
Saratoga Veterinary Hospital
P.O. Box 373
Saratoga Springs, New York 12866

Michael J. Pepe                                                   1,442               0         5,500              1,984
Vice-President Commercial Lending
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York 12078

                                                                Shares                        Unvested          Unvested
                                                             Beneficially         Record        Stock          Restricted
          Directors, Officers and Employees                      Owned          Ownership     Options(1)         Stock(2)
          ---------------------------------                  ------------       ---------     ----------         --------
Peter Brown                                                       1,133               0         1,715                316
Assistant Vice President and Branch Manager
Gloversville Federal Savings and Loan Association
295 Broadway
Saratoga Springs, New York 12866

Mary Bosela                                                         309             100             0                417
Assistant Branch Manager
Gloversville Federal Savings and Loan Association
295 Broadway
Saratoga Springs, New York 12866

Laurel C. Kuehner                                                    50               0         1,851                 68
Assistant Vice President and Branch Manager
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York 12078

Nancy E. Luey                                                     1,594             200         1,705                350
Assistant Vice President and Mortgage Officer
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York 12078

Deborah Wyszomirski                                               3,312             250         1,327                417
Assistant Vice President-Operations
Gloversville Federal Savings and Loan Association
52 North Main Street
Gloversville, New York 12078
                      Associates
Alison Pepe                                                       1,442               0             0                  0
Office Manager
Amsterdam Community Cancer Program
1700 Riverfront Ctr.
Amsterdam, New York 12010

John Michael Bosela                                                 309             100             0                  0
Music Teacher
Saratoga City School District
5 Wells Street
Saratoga Springs, New York 12866

Harold Kuehner                                                       50               0             0                  0
Janitor
Albank Commercial
9 North Main Street
Broadalbin, New York 12025

                                       A-2

                                                                Shares                        Unvested          Unvested
                                                             Beneficially         Record        Stock          Restricted
          Directors, Officers and Employees                      Owned          Ownership     Options(1)         Stock(2)
          ---------------------------------                  ------------       ---------     ----------         --------
Martin O. Luey                                                    1,594             200             0                  0
Work Coordinator
Hamilton, Fulton, Montgomery Counties
  Board of Cooperation Educational Services
Stoner Trail Road
P.O. Box 665
Johnstown, New York 12095

Mac Wyszomirski                                                   3,312             250             0                  0
Tax Examiner
NYS Taxation & Financing
W.A. Harriman Campus
Albany, New York 12227

Rose Lee                                                            500             500             0                  0
Partner
Deer Run Bed & Breakfast
411 County Road #71
Stillwater, New York 12170

Holly Sofarelli                                                   1,420           1,420             0                  0
Office Coordinator/Manager
Saratoga Veterinary Hospital
P.O. Box 373
Saratoga Springs, New York 12866

Linda Ruby                                                       16,000               0             0                  0
Chief Clerk of Supreme & County Court
Montgomery County Court House
Extension Broadway, Route 30A
P.O. Box 1500
Fonda, New York 12068

Karen M. Kolar                                                    9,242               0             0                  0
National Accounts Representative
Knight Marketing Corporation
251 North Comrie Avenue
Johnstown, New York 12095

Michael L. Magie                                                  5,520               0             0                  0
Retired
159 Maplewood Drive
Gloversville, New York 12078-6286

Tina Delaney                                                     15,000          14,800             0                  0
Corporate Secretary
Delaney Construction Company
28 North School Street
Mayfield, New York 12117

(1) Unvested stock options under the Company's 1998 Stock Option and Incentive Plan.
(2)  Unvested   restricted  stock  under  the  Company's  1998  Recognition  and
     Retention Plan.

         None of the Participants have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. None of the Participants own any shares of securities of any subsidiary of the Company.

         Except as disclosed in this Proxy Statement and below, none of the Participants has any arrangement or understanding with respect to any future employment by the Company or its subsidiaries or any material future transactions to which the Company or any of its subsidiaries will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since October 1, 1997 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.
Richard D. Ruby has a home mortgage from the Association on his personal residence with a principal amount of approximately $187,002.80 and an interest rate of 6.5% as of January 21, 1999. Also, Mr. Ruby's business, Ruby & Quiri,
Inc. has a loan from the Association with a principal amount of approximately $43,437.39 and an interest rate of 8.5% as of January 21, 1999. Donald I. Lee has a home mortgage from the Association on his personal residence with a principal amount of approximately $84,785.57 and an interest rate of 7.5% as of January 21, 1999.

         Certain Participants participate in the Association's various employee benefit plans. In addition, certain Participants were granted 10 year options to purchase the Company's stock at a price equal to $13.125 per share under the Company's 1998 Stock Option and Incentive Plan. Also, certain Participants were granted restricted stock awards under the Company's 1998 Recognition and Retention Plan. All awards under these plans vest over a five year period. Finally, Lewis E. Kolar has a change in control severance agreement which is described in the Proxy Statement.

         The Company has entered into an agreement to be acquired by CNB Bancorp, Inc. ("CNB"). This transaction is subject to stockholder approval at a meeting which is anticipated to be held in May 1999. Under the terms of the agreement, two of the Company's directors will become directors of CNB and the balance of the directors will become advisory directors to CNB.

         Other than disclosed in this Appendix or the Proxy Statement, none of the Participants has any substantial direct or indirect interest in any matters to be acted upon at the Meeting, other than the directors who are being nominated for election to the Board.

         Other than set forth in this Appendix or the Proxy Statement no Participant is or was within the last year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

         The  following  table  sets  forth  information  with  respect  to  all
purchases   and  sales  of  shares  of  Common  Stock  of  the  Company  by  the
Participants:


      Name                      Number of Shares Purchased              Date of the Transaction
      ----                      --------------------------              -----------------------
Richard D. Ruby                            15,000                                 4/6/98
                                            1,000                                 4/17/98

Lewis E. Kolar                              7,594                                 4/6/98
                                              452(2)                              9/3/98
                                               60(2)                             9/15/98
                                              735(1)                             9/30/98
                                              110(2)                            10/20/98
                                               77(2)                            11/24/98
                                               54(2)                            12/17/98
                                               52(2)                            12/31/98

Dr. Priscilla J. Bell                       5,250                                4/14/98

Timothy E. Delaney                         15,000                                 4/6/98

      Name                      Number of Shares Purchased              Date of the Transaction
      ----                      --------------------------              -----------------------
Donald I. Lee                                500                                  4/6/98

Dr. Robert J. Sofarelli                    1,420                                  4/6/98

Michael J. Pepe                            1,000(2)                               4/6/98
                                             442(1)                              9/30/98

Peter E. Brown                               824(2)                               4/6/98
                                             309(1)                              9/30/98

Mary Bosela                                  150                                  4/6/98
                                             159(1)                              9/30/98

Laurel C. Kuehner                             50                                 5/20/98

Nancy Luey                                   200                                  4/6/98
                                             677(2)                               4/6/98
                                             317                                 9/30/98

Deborah Wyszomirski                          250                                  4/6/98
                                           2,841(2)                               4/6/98
                                             221(1)                              9/30/98

(1) Shares allocated under the ESOP (2) Shares purchased through the 401(k) Plan

         None of the Participants have borrowed or otherwise obtained funds for the purpose of acquiring or holding any securities of the Company, except for Dr. Robert J. Sofarelli who obtained a loan in the amount of $9,000 from a whole life insurance policy from Mutual Insurance of New York.

         In the event the election of the Board of Director's nominees is contested by any other party, the additional costs to the Company of soliciting proxies (including fees of attorneys, accountants, public relations, financial advisors, solicitors, printing, transportation and other costs incidental to the solicitation) are currently estimated to be approximately $30,000.

                                 REVOCABLE PROXY
                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                  March 4, 1999

  The undersigned hereby appoints the Board of Directors of Adirondack Financial Services Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held on March 4, 1999 at the main office of the Company located at 52 North Main Street, Gloversville, New York, at 4:00 P.M. local time, and at any and all adjournments thereof, as follows;

   I. The election of the following directors for a three year term to expire in 2002 (except as marked to the contrary below):

   Priscilla J. Bell     Robert J. Sofarelli


                [   ] FOR      [   ] WITHHOLD      [   ] EXCEPT

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


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II.  The  ratification  of the  appointment  of KPMG Peat  Marwick  LLP,  as the independent auditors of the Company for the fiscal year ending September 30, 1999.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

III. The stockholder proposal that the Company's by-laws be amended to provide that the Corporation's Board of Directors shall contain at least one member who was not a Director prior to April 6, 1998.

                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

  In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

  The Board of Directors recommends a vote "FOR" proposals I and II, and a vote "AGAINST" proposal III.

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II, AND AGAINST PROPOSAL III. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                         Please be sure to sign and date
                          this Proxy in the box below.

                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



    Detach above card, sign, date and mail in postage paid envelope provided.



                   ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

  Should the above signed be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Annual Meeting and a Proxy Statement, and the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998.

  Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN & MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.